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                                                                    Exhibit 99.4

                               NFO WORLDWIDE, INC.
                      2 PICKWICK PLAZA, GREENWICH, CT 06830

             PROXY FOR SPECIAL MEETING OF STOCKHOLDERS APRIL 5, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NFO Worldwide, Inc. (the "Company") hereby appoints William E. Lipner and Patrick G. Healy, and each of them, with full power of substitution in each, as proxies and hereby authorizes each of them to represent and vote as designated below all shares of common stock of the Company held of record by the undersigned at the close of business on March 2, 2000 at the Special Meeting of Stockholders of the Company to be held on April 5, 2000, at 10:00 a.m., at the Hyatt Regency Greenwich located at 1800 East Putnam Avenue, Old Greenwich, Connecticut, and at any adjournments thereof, upon the following matters and upon such other matter as may be properly brought before the Special Meeting:

1.       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING:

         Proposal to adopt the Agreement and Plan of Merger, dated as of December 20, 1999, by and between NFO Worldwide, Inc. and The Interpublic Group of Companies, Inc.

/ /      FOR

/ /      AGAINST

/ /      ABSTAIN

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

                           (Please Sign on Other Side)


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         Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

         This signed proxy form revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus mailed to you on March 3, 2000.

                                       Dated __________________________, 2000


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                                       Signature


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                                       Signature if Held Jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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